SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549


FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (date of earliest event reported): October 30, 1997


VECTOR AEROMOTIVE CORPORATION

(Exact name of Registrant as specified in its charter)


Nevada
(State of incorporation)

00-17303
(Commission File Number)

33-0254334
(IRS Employer Identification No.)

975 Martin Avenue, Green Cove Springs, Florida 32043
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (904) 529-0092

Item 5. Other Events.

The Board of Directors of Vector Aeromotive Corporation has determined not to take any action to extend the expiration date of any of its warrants that expire on or before December 31, 1997. Vector Aeromotive Corporation has issued warrants covering 400,000 shares of Common Stock of Vector Aeromotive Corporation trading on NASDAQ's Bulletin Board with the symbol "VCARW" and warrants covering 5,750,000 shares of Common Stock of Vector Aeromotive Corporation trading on NASDAQ's Bulletin Board with the symbol "VCARL".



                          * * * * * * *

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


VECTOR AEROMOTIVE CORPORATION



    /s/       Timothy J. Enright
Timothy J. Enright
Chief Operating Officer and Secretary